UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 22, 2008

CommunitySouth Financial Corporation

(Exact name of registrant

as specified in its charter)

South Carolina	000-51896	20-0934786
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

6602 Calhoun Memorial Parkway, Easley, South Carolina 29640
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (864) 306-2540

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01.  Entry into a Material Definitive Agreement.

On August 22, 2008, CommunitySouth Financial Corporation (the “Company”) entered into a Subordinated Note Purchase Agreement by and among the Company and certain purchasers (the “Purchase Agreement”), pursuant to which the Company may sell up to an aggregate of $7 million of subordinated notes (the “Notes”). The Notes bear an interest rate of 11.5%, are callable after September 30, 2011, and mature in 2018.  Between August 22 and August 26, 2008, the Company sold Notes with an aggregate principal amount of $1.4 million to the following directors: Wesley Hammond, Allan Ducker, Lynn Spencer, Joanne Rogers, Danny Youngblood, Larry Brotherton, Dial DuBose, and Neal Workman.  The subordinated debt has been structured to count as Tier 2 regulatory capital of the Company.  The foregoing summary description of the Purchase Agreement and the Notes is qualified in its entirety by reference to the full text of the Purchase Agreement and the form of Note, copies of which are filed hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

The offering and sale of the Notes has been and is being conducted in reliance upon an exemption from registration provided for by Rule 506 of Regulation D and alternatively Section 4(2) of the Securities Act of 1933, as amended (the “Act”). The Notes have not been and will not be registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirement.

ITEM 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Purchase Agreement and the Notes that is included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 – Subordinated Note Purchase Agreement, dated August 22, 2008

Exhibit 10.2 – Form of CommunitySouth Financial Corporation 11.5% Subordinated Note Due 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITYSOUTH FINANCIAL CORPORATION

		By:	/s/ John W. Hobbs
		Name:	John W. Hobbs
		Title:	Chief Financial Officer

Dated:	August 28, 2008

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Subordinated Note Purchase Agreement, dated August 22, 2008
10.2	Form of CommunitySouth Financial Corporation 11.5% Subordinated Note Due 2018